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                                                                    Exhibit 23.1








                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of First Bank System, Inc. for the registration of 571,070 shares of its common stock and to the incorporation by reference therein of our report dated January 13, 1994, with respect to the consolidated financial statements of First Bank System, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG




Minneapolis, Minnesota
April 29, 1994